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                                                                    EXHIBIT 99.1


                            AmSouth Bancorporation

                     Presentation to Investment Community

                              September 22, 2000




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                            AmSouth Bancorporation

                            Safe Harbor Statement

The presentation that follows contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) based on current management expectations. AmSouth's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, the integration of the former First American franchise, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, demand for loan products, demand for financial services, competition, changes in the quality or composition of AmSouth's loan and investment portfolios, changes in accounting principles, policies or guidelines and other economic, competitive, governmental, regulatory, and technical factors affecting AmSouth's operations, products, services and prices. Other factors may be specified in the comments that includes the forward looking statements. AmSouth undertakes no duty to update the contents of this presentation.


o We appreciate everyone joining us today on such short notice following our announcement earlier this morning.

o Needless to say we are disappointed, as we know you are, with the circumstances that led to the announced financial restructuring and the earnings outlook that will not meet expectations.

o However, we felt it was important to inform the investment community in the fullest possible manner of the issues we are facing and how we plan to address them.

o This presentation today will help you understand what has happened, how we will address the issues and what to expect in the future.

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                                   Summary

o Comprehensive Financial Restructuring

  . Sale of Low Yielding Loans and Investments

  . Significant Shrinking of the Balance Sheet

  . Address Emerging Syndicated Loan Quality Issues

  . $280 Million of Pre-Tax Charges

o Lower Earnings Expectations


o To begin . . .

o There are two elements to today's announcement:

  . A comprehensive financial restructuring plan and

  . an earnings outlook that will not meet expectations

o First, the restructuring will primarily involve:

  . A reduction of low yielding loans and investments and, as a result, significant shrinking of the balance sheet.

  . It will address emerging syndicated loan quality issues in the syndicated loan portfolio

  . We expect pre-tax charges of $280 million as a result of these actions.

o Secondly, we are communicating our expectation of lower earnings caused by:

  . Increased interest rate sensitivity associated with the rising rate environment, resulting in

  . continued margin compression

  . higher charge-offs from syndicated loans and

  . to a lesser extent, a slowdown in other rate sensitive noninterest revenues.

o Let's take a look at the specifics of the plan . . . . .

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                         Financial Restructuring Plan

                                                                      Estimated
      Balance Sheet                                                    Charges
      -------------                                                   ---------

o Sell $4.0 Billion of Low Yield Securities,
  Reduce Wholesale Borrowings                                         $125.0 MM

o Recognize Impairment Loss on Mortgage Conduit Related Assets          25.0

o Securitize $1 Billion of Lower Yielding Auto Loans                    20.0
                                                                      ---------

o Expected Pre-Tax Charges                                            $170.0 MM
                                                                      ---------

o Revise Interest Rate Risk Management Policy and Practices


o Our financial restructuring plan includes the following:

o We will sell about $4.0 billion of low yielding securities in the investment portfolio. These securities yield about 6.60% - essentially equal to the marginal cost of funds. We will sell these securities - at a loss of about $125 million - and use the proceeds to reduce floating rate purchased funds and other short-term borrowings. This charge is "shareholders' equity neutral" because all of these investments are in the available-for-sale category and the reduction in value is reflected in the securities valuation component of shareholders' equity.

o We will write down assets related to the $2.5 billion of mortgage loans we have sold into the residential mortgage conduit over the last two years to reflect funding cost assumptions consistent with today's rate environment. The $25 million charge includes the write-down of mortgage related assets, primarily I/O strips and mortgage servicing rights.

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o We will also begin to securitize portions of our fixed rate auto loan portfolio during the first half of October, including in particular, the lower yielding portion of the portfolio. The securitization, which is expected to be $1 Billion, will remove low spread assets from the balance sheet and free up funds to pay down borrowing or fund balance sheet growth. Because we are using some of our lowest yielding auto loans, the securitization will result in a loss of about $20 million during the third quarter. This also gives us the ability to continue to hold the higher yielding loans on the balance sheet.

o Interest rate risk will be cut by more than half from current levels as a result of these actions.

o Our future interest rate risk tolerance will be established at levels at or below our new levels that result from the restructuring. We are also conducting a comprehensive review of our practices and policies with appropriate external experts, to further strengthen our interest rate risk management process.

o As a part of this process, we will expand our interest rate sensitivity modeling for different and more extreme scenarios such as those seen over the last year. This will ensure better management of interest rate risk and prepare us for a wider range of scenarios.

o Turning now to our credit quality strategy . . .

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                         Financial Restructuring Plan

Credit Quality

  o Total Charges of $110 Million

    . Address Issues in 29 Credits Totaling $350 Million of Syndicated Loans and Assets Held for Accelerated Disposition

    . $200 Million Immediate Sale - $85 Million Loss (Includes Remaining $47
      Million of Assets Held for Accelerated Disposition)

    . $25 Million Special Provision for Additional Reserves on $150 Million in
      Loans


o As Most of you are aware, the broadly syndicated lending area has come under pressure in recent quarters due to rising rates and the slowing economy.

o We believe the best way to address the emerging credit issues in our syndicated portfolio is to pursue a plan of accelerated resolution.

o Our plan, which will result in charges or losses of $110 Million, will resolve credit issues in 29 credits totaling $350 Million. That represents 98% of our total classified syndicated loans.

o $200 Million of those loans will be sold immediately at a loss of $85 million. That includes the remaining $47 million balance in assets held for accelerated disposition.

o The plan will also provide an additional $25 million in reserves for loans totaling $150 million, bringing our total loan loss reserve position on those loans to 25% of outstandings.

o On a pro forma, post restructuring basis, the NPA ratio would stand at 0.66% which clearly reflects the underlying quality of the rest of our loan portfolio. The loan loss reserve ratio would temporarily rise to 1.53%.

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o We believe these represent timely actions to address emerging conditions which could negatively impact the syndicated loan portfolio in the future.

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                        Benefits of the Restructuring

o Reduces Interest Rate Risk by More Than Half

  . Sensitivity to 200 BPS Rising Environment Reduced From -5.1% to -2.2%

o Widens the Net Interest Margin Over 40 BPS

  . Expected Net Interest Margin Improvement From 3.54% to 4.0%

o Creates $5 Billion of Balance Sheet Capacity for More Profitable Loan Growth to Generate Top-Line Revenue Growth

o Improves Capital Ratios From 6.65% to Approximately 7.50%

o Eliminates Substantial Credit Uncertainty

o Improves Earnings Quality and Reduces Volatility


o The steps just outlined will substantially improve AmSouth's interest sensitivity position. In fact, the balance sheet restructuring will reduce the current level of rate sensitivity by more than one-half from a negative impact on net interest income of (-5.1) percent with a 200 basis point rise in rates to only (-2.2) percent.

o Restructuring the balance sheet will also significantly improve the net interest margin. Current forecasts indicate over 40 basis points of improvement from current levels.

o Just as important, the restructuring will create capacity on the balance sheet to support more profitable loan growth in the future.

o Another important aspect of the restructuring is its effect on our capital position. We anticipate the equity to assets ratio will improve from 6.65% to approximately 7.50%.

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o These steps will substantially reduce credit uncertainty in the future and accelerate our planned exit from non-relationship, syndicated loans creating capacity for future growth from our current customers.

o Finally, the steps we are taking will also improve earnings quality and reduce earnings volatility in future quarters.

o Now let's address our expectations for future earnings . . .

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                         Financial Impact on 2000 EPS

     o Earnings Expectations:
       . 3Q00 Earnings              $0.33 - 0.34
       . 4Q00 Earnings              $0.35 - 0.36

       . Full Year 2000 Earnings    $1.48 - 1.50


o . . . As you saw in our press release today, we expect operating earnings, which excludes the $280 million of charges, in third quarter, to range between 33 and 34 cents per share and in the fourth quarter to range between 35 and 36 cents per share.

o  Full year 2000 earnings will be $1.48 to $1.50 per share.

o The lower earnings expectations are primarily due to substantial margin compression caused primarily by AmSouth's heightened sensitivity to interest rates during the rapid and severe rise in rates over the last year.

o These expectations also reflect the fact that, AmSouth will be operating with a balance sheet having $5 billion less in earning assets.

o Let's look more specifically now at the factors that drove AmSouth's margin compression. . .

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                   Drivers of AmSouth's Margin Compression

       . Predicted Impact of Rate Sensitivity Model
       . Merger Related Securities Portfolio Leveraging
       . Speed and Level of Interest Rates Increases
       . Deposit Decline vs Expected Growth
       . Reliance on Borrowed Funds as Funding Source
       . Effect of Competitive Pressures on Pricing Assumptions

o Of course, there is always a certain level of interest rate sensitivity that is predicted by our models.

o Just after the merger was announced, we leveraged excess capital by purchasing over $2 billion of fixed-rate investment securities.

o You'll recall that we anticipated about $30 million annually in revenue enhancements from leveraging as a result of the merger, but that benefit has been negated by the 175 basis point rise in interest rates in less than one year.

o It's important to note, that this is the only area negatively impacted as a result of the merger. In terms of the achievement of merger cost saves and the operational conversion, the merger has been successful.

o There were also a number of factors contributing to margin compression that are not as easily predicted.

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o  Of course the speed and level of the rise in interest rates was the major factor, but . . .

o . . . anecdotal evidence indicates that virtually all of our competitors have seen weakening core deposit growth or deposit declines over the last two to three quarters.

o We have not been immune. Negative trends in deposits have been evident across our franchise and have not been limited to specific markets.

o Additionally, in contrast to previous rising rate cycles, deposit pricing has more closely tracked the rise in market rates exacerbating the effect of rising rates.

o These factors resulted in unanticipated reliance on higher cost borrowed funds and deposits to fund loan growth in a rising rate environment.

o To a lesser extent, earnings were also affected by a slowdown in other rate sensitive noninterest income revenues such as mortgage income, trust and investment income and investment portfolio income.

o  Combined, these factors result in earnings that will not meet expectations.

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                   Looking Ahead - 2001 Earnings Per Share

       4Q00                      $0.35 - 0.36

       Annual Earnings Range     $1.45 to $1.55 per share

o Based on the fourth quarter earnings per share run rate of $0.35 to $0.36 per share, we would expect annual earnings in 2001 to be in the $1.45 to $1.55 per share range.

o It goes without saying that we are disappointed with the results just discussed but, it is also important to recognize that our plans are designed to bring resolution to the issues, and restore AmSouth's earnings per share growth.

o  What then do we see as the catalysts for that growth?

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                        Catalysts for Earnings Growth

o Deliver Merger Synergies
    . Achieve Cost Savings
    . Ramp-Up Sales Production to AmSouth Standards

o Sharpen Focus on Core Business
    . Complete Announced Business Divestitures
    . Accelerate Balance Sheet Transition
    . Execute Strategic Initiatives

o First, we must deliver promised merger synergies. As you will see in our third quarter noninterest expense levels, we have achieved our cost save targets.

o We will also work to achieve production in each geographic market and line of business that meets AmSouth's traditional high standards.

o  Secondly, we must sharpen our focus on core businesses.

o Putting our announced business divestitures behind us is a first step toward sharpening that focus.



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o  Obviously this restructuring accelerates the transition of the balance sheet, shifting the mix of assets and liabilities to include:

   . Less investment securities, lower yielding loans and high rate purchased funds and

   . More higher yielding loans - with particular emphasis on categories such as equity lines and small business loans - and a broader mix of core deposits

   . While this restructuring accelerates the transition, we see this shift as a continuing process.

o The strategic initiatives, both the original seven and the newest initiatives, which we have discussed with you in previous calls and visits, will have a substantial impact on revenue and balance sheet growth across the franchise.

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                                   Summary

   o Disappointing Earnings Outlook
   o Over Exposure to Rising Interest Rates
   o Aggressive Steps to Put Problems Behind Us
   o Focuses on Core Business
   o A Strong Franchise in Excellent Markets



o To summarize, our earnings have suffered as a result of our exposure to increases in interest rates and we are very disappointed in the resulting earnings outlook.

o However, we believe we are taking the right steps to aggressively deal with the issues, put them behind us and reverse the recent trends in margin compression, syndicated loan credit quality and weakness in revenue and earnings growth.

o We have a strong franchise in excellent markets, and these actions demonstrate management's commitment to restoring AmSouth's performance.

o In closing, this was not an easy decision. In fact it was a very difficult one but, we believe the right response to our situation in today's economic environment and positions us best as we look ahead.


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